Exhibit 99.1

AT&T Inc. Special Meeting of Shareholders	Admission Ticket

•, •, 2006 [meeting location] [street address] [city, state] Doors open at • a.m. CT Meeting begins at • a.m. CT

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« The [meeting location] is located in [city] on [place].]

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This proxy is solicited on behalf of the Board of Directors for the Special Meeting at •, at • a.m., on •, 2006.
The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Special Meeting of Shareholders to be held on •, at • am, •, 2006, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.
The Board of Directors recommends a vote FOR the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement (Item 1), which is listed on the reverse side of this card. This proposal is described in the joint proxy statement/prospectus. The Board of Directors knows of no other matters that are to be presented at the meeting.
Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.
This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the AT&T Savings Plan, the AT&T Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the AT&T PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan sponsored by The Southern New England Telephone Company, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Employee Stock Ownership Plan, and the Cingular Wireless 401(k) Savings Plan. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees’ fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. Similarly, the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan).
(Please mark your proxy and sign on the reverse side.)
Telephone and Internet Voting Instructions
Instead of mailing your proxy, you can vote by telephone OR Internet. Available 24 hours a day 7 days a week.

To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-866-731-VOTE (8683) any time on a touch-tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
To vote using the Internet
•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on •, 2006.
THANK YOU FOR VOTING!

[back of card]
Special Meeting Admission Ticket
Special Meeting of AT&T Inc. Shareholders
•, 2006, • a.m. Central Time
[meeting location]
[street address]
[city, state]
Upon arrival, please present this admission ticket and photo identification at the registration desk.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Special Meeting Proxy Card

☐ Please mark this box with an X if your address has changed and print the new address below.

A Proposals

The Board of Directors recommends a vote FOR Item 1	For	Against	Abstain

1. Approve issuance of AT&T common shares required to be issued pursuant to the merger agreement, dated as of March 4, 2006, by and among BellSouth Corporation, AT&T Inc. and ABC Consolidated Corp, as it may be amended

B Authorized Signatures — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

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